                                  EXHIBIT 11.1

       STATEMENT REGARDING WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT
           SHARES USED IN COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                                               Primary
                                          -----------------------------------------------------
                                                                                Cumulative
                                                                              for the Period
                                              Quarter Ended March, 31          June 9, 1988
                                          -------------------------------       (inception)
                                              1995               1996        to March 31, 1996
                                          -------------       -----------   -------------------
Net Income (loss)                          $      (627)        $     660         $ (21,969)
                                          =============       ===========       ===========
Weighted average common shares
  outstanding                                    8,794            18,069             8,463

Add shares issuable from assumed
  exercise of options and warrants                 -               2,220              -
Add shares issuable upon the exercise
  of outstanding options and warrants
  issued within one year of initial
  public offering                                  830              -                  776
                                          -------------       -----------       -----------

  Total weighted average shares                  9,624            20,289             9,239
                                          =============       ===========       ===========

Net income (loss) per common share         $     (0.07)        $    0.03         $   (2.38)
                                          =============      ===========        ===========

                                                               Fully Diluted(1)
                                          ------------------------------------------------------
                                                                                 Cumulative
                                                                               for the Period
                                               Quarter Ended March 31,          June 9, 1988
                                          -------------------------------        (inception)
                                               1995             1996          to March 31, 1996
                                          -------------     -----------      -------------------
Net Income (loss)                           $    (627)       $     660            $ (21,969)
                                          =============     ===========          ===========
Weighted average common shares
  outstanding                                   8,794           18,069                8,463

Add shares issuable from assumed
  exercise of options and warrants                -              2,421                 -
Add shares issuable upon the exercise
  of outstanding options and warrants
  issued within one year of initial
  public offering                                 830              -                    776
                                          -------------     -----------          -----------

  Total weighted average shares                 9,624           20,490                9,239
                                          =============     ===========          ===========

Net income (loss) per common share         $    (0.07)       $    0.03            $   (2.38)
                                          =============     ===========          ===========


(1) Earnings per common and common equivalent share as presented on the face of the statements of operations represent primary earnings per share. Dual presentation of primary and fully diluted earnings per share has not been made on the face of the statements of operations because the differences are insignificant.

All share and per share amounts have been restated to reflect the effects of a three-for-two split of the outstanding shares of the Company's common stock, effected in the form of a stock dividend, effective as of April 16, 1996 to all holders of record as of April 2, 1996.